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                                                                    EXHIBIT 10.1


                              THE MEDICINES COMPANY

                            1998 STOCK INCENTIVE PLAN


1.   PURPOSE

The purpose of this 1998 Stock Incentive Plan (the "Plan") of The Medicines Company, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of The Medicines Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   ELIGIBILITY

All of the Company's employees, officers, directors, consultants and advisors and any individuals who have accepted an offer for employment, are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.001 par value

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per share, of the Company (the "Common Stock") is registered under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) of this Plan, to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 725,500 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this
Section 4(c) shall not be applicable.

5.   STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

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     (b)  INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) at such times as the Common Stock is registered under the Exchange Act, delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion, (A) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (B) by payment of such other lawful consideration as the Board may determine; or

          (5)  any combination of the above permitted forms of payment.

6.   RESTRICTED STOCK

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable


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Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock
Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   OTHER STOCK-BASED AWARDS

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  ACQUISITION AND CHANGE IN CONTROL EVENTS

          (1)  DEFINITIONS

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               (a)  An "Acquisition Event" shall mean:

                    (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                    (ii) any exchange of shares of the Company for cash,
                         securities or other property pursuant to a statutory share exchange transaction.

               (b)  A "Change in Control Event" shall mean:

                    (i) any sale or transfer of all or substantially all of the assets of the Company to another corporation or entity, any merger, consolidation or reorganization of the Company into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of the Company immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity of such consolidation, merger or reorganization; or

                    (ii) following the date on which the Company becomes subject to the periodic reporting requirements under Section 13 of the Exchange Act, a disclosure that any person (as the term "person" is used in Section 13(d)(3) or
                         Section 14(d)(2) of the Exchange Act), other than (A) any shareholder who, prior to the Company becoming subject to such reporting requirements of Section 13 of the Exchange Act, previously held at least 30% of the combined voting power of outstanding voting securities of the Company, (B) the Company or (C) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the beneficial owner as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

                   (iii) such time as individuals who as of the date of the
                         initial adoption of this Plan constitute the Board of Directors of the Company, and any new director (other than a director

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                        designated by a person who has entered into an agreement
                        with the Company to effect any transaction described in clause (i) or (ii) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

               (c) "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company (or, if applicable, a successor corporation to the Company); (iii) willful and material breach of the Company's policies (or, if applicable, a successor corporation to the Company); (iv) intentional and material damage to the Company's property (or, if applicable, a successor corporation to the company); or (v) material breach of the Participant's confidentiality obligations or duties under the Participant's non-disclosure, non-competition or other similar agreement with the Company (or, if applicable, a successor corporation to the Company).

               (d) "Termination Event" shall mean the termination of the Participant's employment (i) by the Company or the acquiring or succeeding corporation without Cause; (ii) as a result of his death or disability (within the meaning of Section 22(4)(3) of the Code); or (iii) by the Participant upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (A) the principal place of the performance of the Participant's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Change in Control Event;
                    (B) there is a material reduction in the Participant's responsibilities without Cause; (C) there is a material reduction in the Participant's salary; or (D) there is a significant diminution in the scope of the Participant's responsibilities without the Participant's agreement (excluding increases in responsibility and sideways moves to jobs with similar descriptions).

          (2)  EFFECT ON OPTIONS

               (a) ACQUISITION EVENT. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement


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                    with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); PROVIDED THAT (i) any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code and (ii) if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

                         Notwithstanding the foregoing, if the acquiring or
                    succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall (x) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event, and/or (y) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

               (b) CHANGE IN CONTROL EVENT THAT IS NOT AN ACQUISITION EVENT. Following the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.


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          (3)  EFFECT ON RESTRICTED STOCK AWARDS

               (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

               (b) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

          (4)  EFFECT ON OTHER AWARDS

               (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

               (b) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs

9.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.


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     (b)  DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

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     (a)  NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.



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                              THE MEDICINES COMPANY
                     AMENDMENT TO 1998 STOCK INCENTIVE PLAN


             Adopted by the Board of Directors on December 15, 1998


SECTION 4 AS AMENDED AND RESTATED. Section 4(a) of the 1998 Stock Incentive Plan of The Medicines Company shall be deleted in its entirety and the following shall be substituted in its place:

4.       STOCK AVAILABLE FOR AWARDS

         a. NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,483,917 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.


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                              THE MEDICINES COMPANY
                       1998 STOCK INCENTIVE PLAN AMENDMENT

                             As of February 7, 2000


SECTION 4 AS AMENDED AND RESTATED. Section 4(a) of the 1998 Stock Incentive Plan of The Medicines Company shall be deleted in its entirety and the following shall be substituted in its place:

         "a. NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,983,917 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares."
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                              THE MEDICINES COMPANY
                       1998 STOCK INCENTIVE PLAN AMENDMENT

                               As of May 17, 2000


SECTION 4 AS AMENDED AND RESTATED. Section 4(a) of the 1998 Stock Incentive Plan of The Medicines Company shall be deleted in its entirety and the following shall be substituted in its place:

        "a. NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,483,917 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares."